Finisar Corporation Announces Third Quarter Financial Results

SUNNYVALE, CA -- 03/03/2008 -- Finisar Corporation (NASDAQ: FNSR), a technology leader in gigabit fiber optic solutions for high-speed data networks, today announced financial results for its third fiscal quarter ended January 27, 2008.

FINANCIAL HIGHLIGHTS - THIRD QUARTER ENDED JANUARY 27, 2008

Financial Results

--  Revenues of $112.7 million, a new record for the Company, were up 12.0%
    sequentially from $100.7 million in the second quarter and 4.9% from
    $107.5 million in the third quarter of the prior year. These results were in line with the Company's preannouncement on February 6, 2008 wherein management indicated that third quarter revenues would be approximately $112 million.

--  Among the factors contributing to the $12 million sequential increase in revenues were:

1.  Revenues from 10/40 Gbps products increased to approximately $29.1 million in the quarter, up $10.9 million from $18.2 million in the prior quarter. Of this increase:

    --  Approximately $8 million was from increased shipments of the
        Company's SFP+, XFP and X2 transceivers for 10 Gbps Ethernet and
        Sonet applications.

    --  Approximately $2 million was from the sale of 40 Gbps 300 pin transponders that we were unable to ship in the second quarter due to firmware problems. Those problems were corrected and the products were shipped in the third quarter.

2.  Revenues from the sale of 8Gbps Fibre Channel SAN transceivers exceeded
    $2 million in the quarter.

--  Net loss of $10.6 million, or $.03 per share, compares to a net loss of
    $9.8 million, or $.03 per share, in the second quarter and breakeven, or $.00 per share, in the third quarter of the prior year. However, included in the net loss for the current quarter was a charge of $7.4 million related to the completion of the investigation into our historical granting practices and an accrual for employee and employer tax liabilities arising from that investigation. These charges affected both gross profit and operating expenses in the quarter.

--  Gross margin of 33.4% increased sequentially from 31.6% in the second quarter but was down from 36.6% in the third quarter of the prior year.

--  Cash and short-term investments, plus other long-term investments which can be readily converted into cash, increased $7.5 million from
    $114.9 million at October 28, 2007, to $122.4 million at January 27,
    2008. The Company has classified certain of its investments as long-term based on its intent to hold these securities until maturity, although they can be readily sold if required.

Non-GAAP Financial Measures

--  Excluding certain items as described below, net income was $7.0 million, or $.02 per share, compared to $2.5 million, or $.02 per share, in the second quarter and to $11.8 million, or $.04 per share, in the third quarter of the prior year.

--  Gross margin, excluding certain items, increased sequentially to 38.2%
    from 37.0% in the second quarter, but was down from 41.2% in the third quarter of the prior year.

--  The Company generated approximately $15 million in EBITDA during the third quarter while investing approximately $6.7 million in capital expenditures.

THIRD QUARTER OPERATING RESULTS

Total revenues in the third quarter of fiscal 2008 were a record $112.7 million, up $12.0 million, or 12.0%, on a sequential basis, from $100.7 million in the second quarter and 4.9% from $107.5 million in the third quarter of the prior year. Total revenues from the sale of optical subsystems reached $103.0 million in the third quarter, up $12.1 million, or 13.2%, on a sequential basis, from $90.9 million in the second quarter and 5.1% from $98.0 million in the third quarter of the prior year. The increase in revenues from the sale of optical subsystems was primarily the result of increased sales of products for 10-40 Gbps applications. Sales of network test and monitoring systems of $9.8 million were unchanged on a sequential basis from the second quarter and were up $.3 million, or 2.9%, from $9.5 million in the third quarter of the prior year.

The Company's gross profit for the third quarter was $37.6 million, or 33.4% of total revenues, compared to $31.8 million, or 31.6%, in the second quarter and $39.4 million, or 36.6%, in the third quarter of the prior year.

The Company reported a loss of $10.6 million, or $.03 per share, compared to a loss of $9.8 million, or $.03 per share, in the second quarter and net income of $.4 million, or $.00 per share, in the third quarter of the prior year.

The Company's operating results include a number of non-cash and cash charges and gains or losses principally related to acquisitions, the sale of minority investments, restructuring activities and financing transactions. For the third quarter of fiscal 2008, these items resulted in net charges of $17.6 million and included, among other items, $3.3 million in non-cash stock compensation expense; $7.4 million in expenses related to the completion of the Company's stock option investigation, of which $3.2 million was related to costs associated with the investigation and the restatement of previous financial statements and $4.2 million was related to employee and employer tax liabilities arising from the investigation and cost of the tender offer to prevent any further tax liabilities in the future; $1.6 million related to charges for slow-moving and obsolete inventory; $2.2 million in amortization charges related to acquired developed technology and purchased intangibles arising from previous acquisitions; $1.3 million related to the amortization of discount on convertible notes issued in 2001; and $1.1 million related to a charge associated with employee retention related to a previous acquisition. The charge for slow-moving and obsolete inventory was largely based on an estimate of the amount of inventory that will be unused after twelve months although a portion of that inventory may in fact be used beyond this period.

The Company excludes these and certain other items for the purpose of tracking its performance on a non-GAAP basis. Non-GAAP gross profit and non-GAAP net income (loss), as reported by the Company, give an indication of the Company's baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results.

The Company's non-GAAP net income for the third quarter was $7.0 million, or $.02 per share, compared to $2.5 million, or $.01 per share, in the second quarter and $11.8 million, or $.04 per share, in the third quarter of the prior year. On a non-GAAP basis, gross margins were 38.2% in the third quarter of fiscal 2008 compared to 37.0% in the second quarter and 41.2% in the third quarter of the prior year.

Profitability in the current quarter reflects non-GAAP operating expenses of $34.6 million compared to $32.7 million in the second quarter and $30.9 million compared to the prior year. An increase of $1.0 million in research and development expenses compared to the prior quarter and $2.0 million compared to the prior year reflects an increase in the level of activity while year-over-year comparisons are impacted by two acquisitions completed during the fourth quarter of the prior year. An increase of $.8 million in G&A expense compared to the prior quarter and $1.4 million compared to the prior year primarily reflects an increase in expenses associated with the Company's ongoing patent litigation.

"It was gratifying to see our revenues reach record levels after spending the last few quarters working our way through several customer specific issues," said Jerry Rawls, Finisar's CEO. "Demand for our products for 10-40 Gbps was particularly robust this past quarter and we expect that demand to remain healthy for the foreseeable future. In addition, we will continue to innovate and introduce new products for both the data center and telecom markets."

CONFERENCE CALL

Finisar will discuss these financial statements and its current business outlook during its regular quarterly conference call scheduled for today, Monday, March 3, 2008 at 2:00 p.m. Pacific Time. To listen to the call you may connect to the investor page of Finisar at www.finisar.com or dial 877-407-0890 (domestic) or 201-689-7827 (international) and enter passcode 276001.

A replay will be available approximately one hour after the call for two weeks following the call's conclusion. To access the replay, dial 877-660-6853 (domestic) or 201-612-7415 (international) and then following the prompts to enter account number 2791 followed by conference ID number 276001. A Web archive will be made available at www.finisar.com until the next conference call to be held approximately 90 days following the call's conclusion.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACTS OF 1995

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements included in this press release are based upon information available to Finisar as of the date hereof, and Finisar assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those projected. Examples of such risks include those associated with the rapidly evolving markets for Finisar's products and uncertainty regarding the development of these markets; Finisar's historical dependence on sales to a limited number of customers and fluctuations in the mix of products and customers in any period; ongoing new product development and introduction of new and enhanced products; the challenges of rapid growth followed by periods of contraction; and intensive competition. Additional risks include the potential impact of regulatory review or civil litigation arising from the investigation of our historical option granting practices or the recent filing of restated financial information. Further information regarding these and other risks relating to Finisar's business is set forth in Finisar's Annual Report on Form 10-K and other reports as filed with the Securities and Exchange Commission.

ABOUT FINISAR

Finisar Corporation (NASDAQ: FNSR) is a global technology leader for fiber optic components and subsystems and network test and monitoring systems. These products enable high-speed voice, video and data communications for networking, storage and wireless applications over Local Area Networks (LANs), Storage Area Networks (SANs), and Metropolitan Area Networks (MANs) using Ethernet, Fibre Channel, IP, SAS, SATA and SONET/SDH protocols. The Company is headquartered in Sunnyvale, California, USA. More information can be found at www.finisar.com.

FINANCIAL STATEMENTS

The following financial tables are presented in accordance with GAAP.

                            Finisar Corporation
                   Consolidated Statements of Operations

                                                                  Three
                                                                  Months
                  Three Months Ended      Nine Months Ended       Ended
                ----------------------  ----------------------  ----------
                  January     January     January     January     October
                 27, 2008    28, 2007    27, 2008    28, 2007    28, 2007
                ----------  ----------  ----------  ----------  ----------
                     (Unaudited, in thousands, except per share data)

Revenues
  Optical
   subsystems
   and
   components   $  102,957  $   98,007  $  290,247  $  293,059  $   90,930
  Network
   test and
   monitoring
   systems           9,784       9,512      28,928      28,892       9,769
                ----------  ----------  ----------  ----------  ----------
     Total
      revenues     112,741     107,519     319,175     321,951     100,699
Cost of
 revenues           73,396      66,634     212,279     206,350      67,180
Amortization of
 acquired
 developed
 technology          1,729       1,512       5,187       4,536       1,729
                ----------  ----------  ----------  ----------  ----------
Gross profit        37,616      39,373     101,709     111,065      31,790
Gross margin          33.4%       36.6%       31.9%       34.5%       31.6%
Operating
 expenses:
  Research
   and
   development      21,218      16,593      56,350      46,988      17,630
  Sales and
   marketing        10,492       9,068      29,726      27,341       9,178
  General and
   administr-
   ative            12,768       8,871      31,630      23,477      10,871
  Amortization
   of purchased
   intangibles         488         925       1,468       1,537         490
                ----------  ----------  ----------  ----------  ----------
     Total
      operating
      expenses      44,966      35,457     119,174      99,343      38,169
                ----------  ----------  ----------  ----------  ----------
Income (loss)
 from
 operations         (7,350)      3,916     (17,465)     11,722      (6,379)
Interest income      1,501       1,668       4,453       4,322       1,537
Interest
 expense            (4,291)     (4,071)    (12,895)    (11,892)     (4,358)
Loss on debt
 extinguishment          -           -           -     (31,606)          -
Other income
 (expense), net        310        (345)        262      (1,155)         85
                ----------  ----------  ----------  ----------  ----------
Income (loss)
 before income
 taxes              (9,830)      1,168     (25,645)    (28,609)     (9,115)
Provision for
 income taxes          807         772       2,083       2,030         655
                ----------  ----------  ----------  ----------  ----------
Income (loss)
 before
 cumulative
 effect            (10,637)        396     (27,728)    (30,639)     (9,770)
Cumulative
 effect                  -           -           -      (1,213)          -
                ----------  ----------  ----------  ----------  ----------
Net income
 (loss)         $  (10,637) $      396  $  (27,728) $  (29,426) $   (9,770)
                ==========  ==========  ==========  ==========  ==========

Net income
 (loss) per
 share - basic  $    (0.03) $     0.00  $    (0.09) $    (0.10) $    (0.03)
Net income
 (loss) per
 share -
 diluted        $    (0.03) $     0.00  $    (0.09) $    (0.10) $    (0.03)

Shares used in
 computing net
 income (loss)
 per share -
 basic             308,663     308,538     308,645     307,528     308,635
Shares used in
 computing net
 income (loss)
 per share -
 diluted           308,663     324,350     308,645     307,528     308,635

                            Finisar Corporation
                        Consolidated Balance Sheets
                              (In thousands)

                         January 27,  October 28,    July 29,   April 30,
                             2008         2007         2007        2007
                         -----------  -----------  -----------  ----------
                         (Unaudited)  (Unaudited)  (Unaudited)
  ASSETS
Current assets:
    Cash and cash
     equivalents         $    75,437  $    46,249  $    52,090  $   56,106
    Short-term
     available-for-sale
     investments              38,096       59,768       59,910      56,511
    Restricted
     investments,
     short-term                    -            -          625         625
    Accounts receivable,
     net                      55,035       54,463       58,434      55,969
    Accounts receivable,
     other                     8,701        7,584        4,724       7,752
    Inventories               83,220       78,557       77,351      77,670
    Prepaid expenses           5,586        4,751        4,352       4,553
                         -----------  -----------  -----------  ----------
        Total current
         assets              266,075      251,372      257,486     259,186
Long-term
 available-for-sale
 investments - debt            8,872        8,932        9,074      11,079
Long-term
 available-for-sale
 investments - equity          3,730        4,540        8,211       8,776
Property, plant and
 improvements, net            85,710       84,246       84,325      84,071
Purchased technology,
 net                          13,163       14,893       16,622      18,351
Other purchased
 intangible assets, net        4,179        4,667        5,157       5,647
Goodwill                     128,852      128,949      128,949     128,949
Minority investments          11,250       11,250       11,250      11,250
Other assets                  20,886       20,018       19,832      19,363
                         -----------  -----------  -----------  ----------
        Total assets     $   542,717  $   528,867  $   540,906  $  546,672
                         ===========  ===========  ===========  ==========

  LIABILITIES AND
 STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable     $    37,100  $    31,117  $    32,825  $   40,187
    Accrued compensation      14,970       10,475       12,977      10,550
    Other accrued
     liabilities              23,593       15,932       15,287      12,590
    Deferred revenue           5,135        5,543        5,864       5,473
    Current portion of
     other long-term
     liabilities               2,390        2,344        2,299       2,255
    Convertible notes        113,722      112,469       66,950      66,950
    Non-cancelable
     purchase
     obligations               2,787        2,426        2,676       2,798
                         -----------  -----------  -----------  ----------
        Total current
         liabilities         199,697      180,306      138,878     140,803
Long-term liabilities:
    Convertible notes        150,000      150,000      194,262     193,066
    Other long-term
     liabilities              18,861       19,633       20,346      21,042
    Deferred income
     taxes                     7,872        7,178        6,634       6,090
                         -----------  -----------  -----------  ----------
        Total long-term
         liabilities         176,733      176,811      221,242     220,198
Stockholders' equity:
    Common stock                 309          309          309         309
    Additional paid-in
     capital               1,538,048    1,534,718    1,532,068   1,529,322
    Accumulated other
     comprehensive
     income                   10,780        8,936       10,852      11,162
    Accumulated deficit   (1,382,850)  (1,372,213)  (1,362,443) (1,355,122)
                         -----------  -----------  -----------  ----------
        Total
         stockholders'
         equity              166,287      171,750      180,786     185,671
                         -----------  -----------  -----------  ----------
Total liabilities and
 stockholders' equity    $   542,717  $   528,867  $   540,906  $  546,672
                         ===========  ===========  ===========  ==========

NON-GAAP FINANCIAL MEASURES

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Finisar provides supplemental information regarding the Company's operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or which occur relatively infrequently and which management considers to be outside our core operating results. Management believes that tracking non-GAAP gross profit and non-GAAP net income provides both management and the investment community with valuable insight into our current operations, our ability to generate cash and the underlying business trends which are affecting our performance. These non-GAAP measures exclude the ongoing impact of historical business decisions made in different business and economic environments and are used by both management and our Board of Directors, along with the comparable GAAP information, in evaluating our current performance and planning our future business activities. In particular, management finds it useful to exclude non-cash charges in order to better correlate our operating activities with our ability to generate cash from operations and to exclude non-recurring and infrequently incurred cash charges as a means of more accurately predicting our liquidity requirements. We believe that these non-GAAP measures, when used in conjunction with our GAAP financial information, also allow investors to better evaluate our financial performance in comparison to other periods and to other companies in our industry.

In calculating non-GAAP gross profits, we have excluded the following items from cost of revenues in applicable periods:

--  Changes in excess and obsolete inventory reserve (predominantly non-
    cash charges or non-cash benefits);
--  Amortization of acquired technology (non-cash charges related to technology obtained in acquisitions);
--  Duplicative facility costs during facility move (non-recurring charges);
--  Stock compensation expense (non-cash charges);
--  Acquisition related compensation costs (non-recurring cash charges related to employee retention);
--  Purchase accounting adjustment for sale of acquired inventory (non-
    cash and non-recurring charges); and
--  Reduction in force costs (non-recurring charges);

In calculating non-GAAP net income, we have excluded the same items to the extent they are classified as operating expenses, and have also excluded the following items in applicable periods:

--  Options investigation costs included in G&A expense (non-recurring cash charges related to the special investigation into our historical stock option granting practices) and the cost of covering employee and employer tax liabilities (non-recurring cash charges) arising from that investigation recorded in each line of the income statement;
--  Amortization of purchased intangibles (non-cash charges related to prior acquisitions);
--  Amortization of discount on convertible debt (non-cash charges);
--  Loss on debt extinguishment (non-recurring and non-cash charge);
--  Gains and losses on sales of assets (non-recurring or non-cash losses and cash gains related to the periodic disposal of assets no longer required for current activities);
--  Gains and losses on minority investments (infrequently occurring and principally non-cash gains and losses related to the disposal of investments in other companies and non-cash income or loss from these investments accounted for under the equity method);
--  Tax charges arising from timing difference related to asset purchases
    (non-cash provision); and
--  Cumulative effect of change in accounting principle (non-recurring and non-cash charges or income).

A reconciliation of this non-GAAP financial information to the corresponding GAAP information is set forth below:

                            Finisar Corporation
       Reconciliation of Results of Operations under GAAP and non-GAAP

                                                                    Three
                                                                   Months
                          Three Months Ended  Nine Months Ended     Ended
                          ------------------  ------------------  --------
                          January   January   January   January   October
                          27, 2008  28, 2007  27, 2008  28, 2007  28, 2007
                          --------  --------  --------  --------  --------
                          (Unaudited, in thousands, except per share data)
Reconciliation of GAAP
 Gross Profit to non-GAAP
 Gross Profit:
Gross profit per GAAP       37,616    39,373   101,709   111,065    31,790
Gross margin, GAAP            33.4%     36.6%     31.9%     34.5%     31.6%
Adjustments:
Cost of revenues
    Change in excess and
     obsolete inventory
     reserve                 1,587     2,195     6,354     6,271     2,487
    Amortization of
     acquired technology     1,729     1,512     5,187     4,536     1,729
    Duplicate facility
     costs during
     facility move               -       332         -       807         -
    Stock compensation         895       843     2,320     2,877       703
    Acquisition related
     compensation               40         -        40         -         -
    Costs related to
     options
     investigation           1,084        12     1,084       149         -
    Purchase accounting
     adjustment for sale
     of acquired
     inventory                   -         -     1,306         -       441
    Reduction in force
     costs                     145         -       337         -        92
                          --------  --------  --------  --------  --------
        Total cost of
         revenue
         adjustments         5,480     4,894    16,628    14,640     5,452
Gross profit, non-GAAP      43,096    44,267   118,337   125,705    37,242
Gross margin, non-GAAP        38.2%     41.2%     37.1%     39.0%     37.0%

Reconciliation of GAAP
 net income (loss) to
 non-GAAP net income
 (loss):
Net income (loss) per
 GAAP                      (10,637)      396   (27,728)  (29,426)   (9,770)
Total cost of revenue
 adjustments                 5,480     4,894    16,628    14,640     5,452
Research and development
    Reduction in force
     costs                       -         -        28         -         -
    Stock compensation       1,247       965     3,238     3,230     1,036
    Acquisition related
     compensation              748         -       748         -         -
    Costs related to
     options
     investigation           1,648        18     1,648       138         -
Sales and marketing
    Reduction in force
     costs                      49        90        83        90        21
    Stock compensation         673       462     1,566     1,497       442
    Acquisition related
     compensation              128         -       128         -         -
    Costs related to
     options
     investigation             742         4       742        37         -
General and
 administrative
    Reduction in force
     costs                       -         -         6        12         -
    Stock compensation         481       584     1,462     1,820       350
    Acquisition related
     compensation              164         -       164         -         -
    Costs related to
     options investigation   3,961     1,490     8,262     1,519     3,145
Amortization of purchased
 intangibles                   488       925     1,468     1,537       490
Amortization of discount
 on convertible debt         1,253     1,210     3,706     3,568     1,257
Loss on debt
 extinguishment                  -         -         -    31,606         -
Other expense, net
    Loss (gain) on sale
     of assets                 (99)      104      (458)      271      (372)
    Loss (gain) on
     minority investments      (22)        -      (206)      237       (67)
    Other misc income         (327)        -      (327)        -         -
Provision for income tax
    Timing difference
     related to asset
     purchases                 694       705     1,782     3,096       544
Cumulative Effect
    Cumulative effect of
     change in accounting
     principle                   -         -         -    (1,213)        -
                          --------  --------  --------  --------  --------
Total adjustments           17,308    11,451    40,668    62,085    12,298
                          --------  --------  --------  --------  --------
Net income (loss),
 non-GAAP                 $  6,671  $ 11,847  $ 12,940  $ 32,659  $  2,528
                          ========  ========  ========  ========  ========

Net income (loss),
 non-GAAP per share -
 basic                    $   0.02  $   0.04  $   0.04  $   0.11  $   0.01
Net income (loss),
 non-GAAP per share -
 diluted                  $   0.02  $   0.04  $   0.04  $   0.10  $   0.01

Shares used in computing
 non-GAAP net income
 (loss) per share - basic  308,663   308,538   308,645   307,528   308,624
Shares used in computing
 non-GAAP net income
 (loss) per share -
 diluted                   312,097   324,350   321,595   323,816   326,284

Contact:
Steve Workman
Chief Financial Officer
408-548-1000

Investor Relations
408-542-5050
investor.relations@Finisar.com